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Exhibit 99.1

        [LETTERHEAD OF OPPENHEIMER & CO. INC.]

The Board of Directors
Inovio Biomedical Corporation
11494 Sorrento Valley Road
San Diego, California 92121-1318

Members of the Board:

        We hereby consent to the inclusion of our opinion letter, dated July 2, 2008, to the Board of Directors of Inovio Biomedical Corporation ("Inovio") as Annex B to, and reference thereto under the captions "SUMMARY OF THE JOINT PROXY STATEMENT/PROSPECTUS—Opinion of Inovio's Financial Advisor" and "THE TRANSACTION—Opinion of Inovio's Financial Advisor" in, the joint proxy statement/prospectus relating to the proposed merger involving Inovio and VGX Pharmaceuticals, Inc., which joint proxy statement/prospectus forms a part of the Registration Statement on Form S-4 of Inovio. By giving such consent, we do not thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "expert" as used in, or that we come within the category of persons whose consent is required under, the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

/s/ Oppenheimer & Co., Inc.
OPPENHEIMER & CO. INC.
December 9, 2008

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  Exhibit 99.1